UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

GROOVE BOTANICALS, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

GROOVE BOTANICALS, INC.

310 Fourth Avenue South, Suite 7000

Minneapolis, Minnesota 55415

Telephone: (612) 315-5068

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDER

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

To: The Holders of the Common Stock of Groove Botanicals, Inc.

Re:	Actions by Written Consent in Lieu of a Special Meeting of Stockholders

This notice and the accompanying Information Statement are being furnished to the holders of record of the common stock, par value $0.001 per share (the “Common Stock”), of Groove Botanicals, Inc., a Nevada corporation (the “Company,” “we,” “us” or “our”), as of the close of business on October 20, 2026 (the “Record Date”), and, for informational purposes and in satisfaction of any notice rights under the applicable certificate of designation, to the holders of our Series B Preferred Stock. The Information Statement is furnished pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C thereunder.

On October 20, 2026, our Board of Directors (the “Board”) unanimously approved, and on October 20, 2026, Kent Rodriguez, our President, Chief Executive Officer and sole director, as the holder of all 100 outstanding shares of our Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and 4,367 shares of Common Stock, representing approximately 51% of the total voting power of our outstanding capital stock (the “Majority Stockholder”), approved by written consent in lieu of a meeting of stockholders, pursuant to Section 78.320 of the Nevada Revised Statutes (the “NRS”), the following corporate actions (collectively, the “Actions”):

(1)

Series A Anti-Call Amendment. An amendment to the Certificate of Designation of the Series A Preferred Stock to provide that the Company may not call, redeem or repurchase any shares of Series A Preferred Stock without the prior written consent of the holder(s) of such shares (the “Series A Amendment”); and

(2)

Series C Preferred Stock. The authorization, designation and approval of a new series of preferred stock designated “Series C Preferred Stock,” with an aggregate stated value of up to $15,000,000, on the principal terms summarized in the accompanying Information Statement (the “Series C Authorization”).

The Actions will not become effective until at least twenty (20) calendar days after the date on which the definitive Information Statement is first sent or given to our stockholders, in accordance with Rule 14c-2(b) under the Exchange Act. We currently anticipate that the Actions will become effective on or about November 20, 2026, upon the filing of the applicable Certificate(s) of Designation and amendment thereto with the Nevada Secretary of State, and the Company will not file those Nevada documents before November 20, 2026.

No action is required by you. This is not a notice of a meeting of stockholders, and no stockholders’ meeting will be held to consider the Actions. The approval of the Majority Stockholder is sufficient under the NRS and our Articles of Incorporation and Bylaws to approve the Actions, and no vote or consent of any other stockholder is required or is being solicited. This notice and the accompanying Information Statement also constitute notice of the action taken without a meeting by less than unanimous written consent, to the extent such notice may be required under the NRS.

The accompanying Information Statement is first being sent or given to stockholders on or about October 30, 2026.

By Order of the Board of Directors,

/s/ Kent Rodriguez

Kent Rodriguez

President, Chief Executive Officer,

Secretary, Treasurer and Sole Director

Minneapolis, Minnesota

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GROOVE BOTANICALS, INC.

310 Fourth Avenue South, Suite 7000,

Minneapolis, Minnesota 55415

(612) 315-5068

INFORMATION STATEMENT

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND RULE 14C-2 THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

THIS IS NOT A NOTICE OF A SPECIAL OR ANNUAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY THE HOLDER OF A MAJORITY OF THE VOTING POWER OF OUR OUTSTANDING CAPITAL STOCK. THERE ARE NO DISSENTERS’ RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

General Information

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished by the Board, pursuant to Section 14(c) of the Exchange Act and Regulation 14C thereunder, to the holders of record of our Common Stock as of the close of business on October 20, 2026 (the “Record Date”), to notify them that on October 20, 2026, the Board and the Majority Stockholder, holding approximately 51% of the total voting power of our outstanding capital stock, approved the following actions by written consent in lieu of a special meeting of stockholders (collectively, the “Actions”):

1. To approve an amendment to the Certificate of Designation of our Series A Convertible Preferred Stock to provide that the Company may not call, redeem or repurchase any shares of Series A Preferred Stock without the prior written consent of the holder of such shares (the “Series A Amendment”); and

2. To approve the authorization and designation of a new series of preferred stock designated “Series C Preferred Stock,” with an aggregate stated value of up to $15,000,000, on the principal terms summarized in this Information Statement (the “Series C Authorization”).

This Information Statement is first being sent or given on or about October 30, 2026 to stockholders of record as of the Record Date. The entire cost of preparing, printing and mailing this Information Statement will be borne by the Company. We will request brokerage houses, banks, nominees, custodians and fiduciaries to forward this Information Statement to the beneficial owners of Common Stock held of record by them, and we will reimburse those persons for their reasonable out-of-pocket expenses in doing so. You are urged to read this Information Statement in its entirety for a description of the Actions.

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Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the Nevada Revised Statutes (the “NRS”), our Articles of Incorporation or our Bylaws are afforded to our stockholders in connection with the Actions, and we will not independently provide stockholders with any such rights. Under NRS 92A.300 to 92A.500, dissenters’ rights are available principally in connection with a merger, conversion or share exchange, or any other corporate action taken by stockholder vote to the extent the articles of incorporation, bylaws or a board resolution so provide (NRS 92A.380). None of the Actions is a merger, conversion or exchange, and neither the Series A Amendment nor the Series C Authorization gives rise to dissenters’ rights.

Vote Required

The vote required to approve each Action was the affirmative vote or written consent of the holders of a majority of the voting power of our outstanding capital stock. The Record Date for determining the stockholders entitled to receive this Information Statement is the close of business on October 20, 2026. As of the Record Date, there were 59,643,062 shares of Common Stock outstanding, each entitled to one (1) vote, and 100 shares of Series A Preferred Stock outstanding, which vote together with the Common Stock on an as-converted basis. Based on our Annual Report on Form 10-K for the fiscal year ended March 31, 2026, the 100 shares of Series A Preferred Stock were convertible into 62,077,473 shares of Common Stock, for total voting power of 121,720,535 votes. The 1,983 outstanding shares of Series B Preferred Stock have no voting rights. Holders of Common Stock have no preemptive rights, and all outstanding shares are fully paid and non-assessable. Our transfer agent is Equiniti Trust Company, LLC.

Vote Obtained — Section 78.320 of the Nevada Revised Statutes

Section 78.320 of the NRS provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, unless a different proportion of voting power is required for such action at a meeting. Under NRS 78.1955, an amendment to a certificate of designation after the issuance of shares of the series must be approved by the board of directors and by stockholders holding a majority of the voting power, and by the holders of the affected series to the extent required.

To eliminate the costs and management time involved in soliciting and obtaining proxies to approve the Actions, and to effect the Actions as early as possible, the Board elected to obtain, and did obtain, the written consent of the holder of a majority of the voting power of the Company. Kent Rodriguez, our President, Chief Executive Officer and sole director, is the consenting stockholder. Through his ownership of all 100 outstanding shares of Series A Preferred Stock and 4,367 shares of Common Stock, Mr. Rodriguez held approximately 51% of our total voting power, which is sufficient to approve each Action without the vote or consent of any other stockholder. To the extent a separate series vote of the Series A Preferred Stock is required under NRS 78.1955 or the Series A Certificate of Designation for the Series A Amendment or the Series C Authorization, Mr. Rodriguez has also consented as the holder of all outstanding shares of Series A Preferred Stock.

This Information Statement is being distributed pursuant to Section 14(c) of the Exchange Act to our stockholders of record as of the Record Date. Under Rule 14c-2(b) under the Exchange Act, the Actions may not be effected until at least twenty (20) calendar days after the date on which this Information Statement is first sent or given to stockholders (the “20-Day Period”). The 20-Day Period is expected to conclude on or about November 19, 2026, and the Company will not file any Certificate of Designation or amendment thereto implementing the Actions with the Nevada Secretary of State before November 20, 2026.

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Summary Information

The following is summary information regarding the Actions. This summary does not contain all of the information that may be important to you. You should read this Information Statement in its entirety, including the Appendices and the documents incorporated by reference, to fully understand the Actions.

Why am I receiving this Information Statement?

Federal securities laws require us to send you this Information Statement because the Actions were approved by written consent of the holder of a majority of our voting power rather than at a meeting. It is provided for your information only.

Am I being asked to vote or to approve the Actions?

No. The Actions have already been approved by the Board and by the Majority Stockholder. No further stockholder approval is required, and no proxies are being solicited.

When will the Actions become effective?

Not earlier than twenty (20) calendar days after this Information Statement is first mailed. We anticipate filing the amendment to the Series A Certificate of Designation (Appendix A) and the Certificate of Designation for the Series C Preferred Stock with the Nevada Secretary of State on or about November 20, 2026, and will not file those Nevada documents before November 20, 2026.

Do I have dissenters’ or appraisal rights?

No. See “General Information — Dissenters’ Right of Appraisal.”

Is the Company offering any securities by this Information Statement?

No. This Information Statement does not constitute an offer to sell, or the solicitation of an offer to buy, the Series C Preferred Stock or any other security. See “Action Two — No Offer; Private Placement.”

Description Of Capital Stock

Our Articles of Incorporation, as amended, authorize the issuance of 200,000,000 shares of Common Stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.10 per share (the “Preferred Stock”), issuable in such classes and series and with such preferences as the Board may determine from time to time. Of the Preferred Stock, 100 shares are designated Series A Convertible Preferred Stock and 2,000 shares are designated Series B Preferred Stock, leaving 997,900 shares of undesignated Preferred Stock. As of the Record Date, 59,643,062 shares of Common Stock, 100 shares of Series A Preferred Stock and 1,983 shares of Series B Preferred Stock were issued and outstanding.

Common Stock

Holders of Common Stock are entitled to one vote per share on all matters submitted to stockholders, do not have cumulative voting rights or preemptive rights, and are entitled to receive dividends, if any, as declared by the Board out of legally available funds, subject to the preferences of any outstanding Preferred Stock. Our Common Stock is quoted on the OTCID tier of OTC Markets under the symbol “GRVE.”

Preferred Stock

The Board may designate and issue series of Preferred Stock with rights senior to the Common Stock without further stockholder action, subject to the NRS and the terms of any outstanding series. The issuance of Preferred Stock, and the concentration of voting power in the holder of the Series A Preferred Stock, could have the effect of delaying, deferring or preventing a change in control of the Company. The outstanding series of Preferred Stock are described below.

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Series A Convertible Preferred Stock. In June 2002 the Board designated 100 shares of Series A Preferred Stock, all of which were issued to Mr. Rodriguez in satisfaction of $500,000 of loans he had made to the Company. As described in our Annual Report on Form 10-K for the fiscal year ended March 31, 2026, the Series A Preferred Stock has the following principal terms:

•

Dividends. Cumulative cash dividends at the rate of 8% per annum on the amount per share. Accrued dividends and arrearages were forgiven through March 31, 2023, and dividends have accrued since April 1, 2023. Accrued and unpaid Series A dividends were $130,000 as of June 30, 2026.

•

Conversion. Each share converts into 0.51% of the then “Fully-Diluted Shares Outstanding,” so that all 100 shares convert in the aggregate into 51% of the then outstanding Common Stock (the ratio was increased from 0.4% to 0.51% by amendment approved January 12, 2018).

•	Voting. The Series A Preferred Stock votes together with the Common Stock on an as-converted basis, which gives the holder approximately 51% of the total voting power.

•

Liquidation. A liquidation preference senior to all other classes of stock equal to the amount paid for the stock plus any unpaid dividends. The Company reports the liquidation preference as $500,000 ($5,000 per share), representing the debt converted into the Series A Preferred Stock. Under the Series A Certificate of Designation, the preference is the price paid ($5,000 per share) plus accrued and unpaid dividends, for a total of $630,000 as of June 30, 2026, and after the Series A and Series B preferences are paid, the Series A Preferred Stock also shares in any remaining assets with the Common Stock on an as-converted basis.

Series B Preferred Stock. 2,000 shares of Series B Preferred Stock are designated and 1,983 shares are outstanding. As described in the Form 10-K, the Series B Preferred Stock ranks junior to the Series A Preferred Stock as to dividends and liquidation; carries cash dividends at the rate of 9% per annum; is redeemable by the Company at 105% of stated value plus accrued and unpaid dividends before the second anniversary of issuance and at 100% of stated value plus accrued and unpaid dividends thereafter; has no voting rights; and is entitled to notice of certain corporate actions. Accrued and unpaid Series B dividends were $580,028 as of June 30, 2026. The Series B Preferred Stock is not convertible into Common Stock. The Series B Preferred Stock will rank senior to the Series C Preferred Stock.

Options and Warrants

None. We have no equity compensation plans and no outstanding options or warrants.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends on our Common Stock. The declaration of any future dividends on our Common Stock is at the discretion of the Board, is subject to the preferences of our outstanding Preferred Stock, and will depend upon our earnings, if any, capital requirements, financial condition and other factors the Board considers relevant. We do not anticipate paying cash dividends on our Common Stock in the foreseeable future.

Holders

As of October 20, 2026, there were approximately 709 holders of record of our Common Stock.

Transfer Agent

Our transfer agent is Equiniti Trust Company, LLC.

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VOTING SECURITIES

Outstanding Voting Securities

As of October 20, 2026, the Company’s outstanding voting securities consisted of the following:

Class / Series	Shares Outstanding	Voting Rights	Votes Cast in Written Consent
Common Stock, $0.001 par value	59,643,062	One vote per share	4,367 (Mr. Rodriguez)
Series A Convertible Preferred Stock, $0.10 par value	100 (all held by Kent Rodriguez)	Votes with Common Stock on an as-converted basis; convertible in the aggregate into 51% of fully diluted Common Stock (62,077,473 shares as of March 31, 2026)	62,077,473 as-converted votes (Mr. Rodriguez)
Total voting power		121,720,535 votes (59,643,062 + 62,077,473)	62,081,840 votes (approximately 51%)

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth information regarding the beneficial ownership of our capital stock as of October 20, 2026, by (i) each person known by us to beneficially own more than 5% of our Common Stock, (ii) each of our directors and named executive officers, and (iii) all of our directors and executive officers as a group. Kent Rodriguez is our sole officer and sole director. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and includes shares that the holder has the right to acquire within 60 days. Unless otherwise indicated, each person has sole voting and investment power, and the address of each person is c/o Groove Botanicals, Inc., 310 Fourth Avenue South, Suite 7000, Minneapolis, MN 55415. Other than Mr. Rodriguez, we are not aware of any person who beneficially owns more than 5% of our Common Stock.

Name and Position	Common Stock Beneficially Owned		Percent of Common Stock (1)	Series A Preferred (Percent of Class)		Series B Preferred (Percent of Class)	Percent of Total Voting Power
Kent Rodriguez, President, CEO, Secretary, Treasurer and Sole Director	62,081,840	(2)	51.00%	100 (100%	)	—	51.00%
All directors and executive officers as a group (1 person)	62,081,840	(2)	51.00%	100 (100%	)	—	51.00%

(1)

Based on 121,720,535 fully diluted shares, consisting of 59,643,062 shares of Common Stock outstanding and 62,077,473 shares issuable upon conversion of the Series A Preferred Stock, consistent with the presentation in the Form 10-K.

(2)	Consists of 4,367 shares of Common Stock held directly and 62,077,473 shares of Common Stock issuable upon conversion of 100 shares of Series A Preferred Stock.

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ACTION ONE — AMENDMENT TO THE CERTIFICATE OF DESIGNATION OF THE SERIES A CONVERTIBLE PREFERRED STOCK (ANTI-CALL PROVISION)

Current Terms of the Series A Preferred Stock

The current terms of the Series A Preferred Stock, including its conversion feature (51% of the then fully diluted Common Stock), voting rights (as-converted voting, representing approximately 51% of our total voting power), 8% cumulative dividend, and senior liquidation preference reported at $500,000 ($5,000 per share) plus accrued and unpaid dividends, are summarized above under “Description of Capital Stock — Series A Convertible Preferred Stock.”

Description of the Amendment

The Board and the Majority Stockholder, voting both as the holder of a majority of our total voting power and as the holder of all outstanding shares of Series A Preferred Stock, have approved an amendment to the Certificate of Designation of the Series A Preferred Stock to add a new provision providing, in substance, that the Company shall not call, redeem, repurchase or otherwise acquire, or require the conversion of, any shares of Series A Preferred Stock, in whole or in part, without the prior written consent of the holder of the shares to be called, redeemed, repurchased, acquired or converted, and that any provision of the Certificate of Designation, the Articles of Incorporation or any other instrument purporting to grant the Company such a right will be subject to that consent. The amendment does not change the dividend rate, conversion ratio, voting rights or liquidation preference of the Series A Preferred Stock. The form of amendment is attached as Appendix A. The amendment will be implemented by filing a Certificate of Amendment to Certificate of Designation After Issuance of Class or Series with the Nevada Secretary of State under NRS 78.1955.

Reasons for the Amendment

The Board approved the Series A Amendment to confirm that the Series A Preferred Stock, which was issued in 2002 in satisfaction of $500,000 of loans made to the Company by Mr. Rodriguez, cannot be eliminated by the Company unilaterally.

Effect on Stockholders

The Series A Amendment will make it more difficult to change the Company’s current voting structure because the Company will not be able to call or redeem the Series A Preferred Stock without the holder’s consent. Because the Series A Preferred Stock carries approximately 51% of our total voting power, the amendment will tend to perpetuate the control of the Series A holder(s) over all matters submitted to stockholders, including the election of directors, and may discourage or prevent a change in control of the Company that other stockholders might consider favorable. The amendment benefits the Series A holder(s), currently Mr. Rodriguez, and does not provide any direct benefit to holders of Common Stock or Series B Preferred Stock. The holders of Common Stock will continue to bear the dilution, dividend priority and liquidation preference associated with the Series A Preferred Stock for so long as it remains outstanding.

Interest of Mr. Rodriguez

Mr. Rodriguez, our sole officer and sole director, is the holder of all outstanding shares of Series A Preferred Stock and, as such, has a direct and substantial interest in the Series A Amendment that differs from, and is in addition to, the interests of our other stockholders. Mr. Rodriguez approved the Series A Amendment both as our sole director and as the Majority Stockholder. No independent director or committee reviewed or approved the Series A Amendment. See “Interest of Certain Persons in Matters to Be Acted Upon.”

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Effective Date

The Series A Amendment will become effective upon filing with the Nevada Secretary of State, which will not occur until at least twenty (20) calendar days after this Information Statement is first mailed to stockholders.

Vote Required

The Series A Amendment requires the approval of the holders of a majority of the voting power of our outstanding capital stock and, to the extent required by NRS 78.1955 or the Series A Certificate of Designation, the holders of a majority of the outstanding shares of Series A Preferred Stock. On October 20, 2026, the Series A Amendment was approved by the Board and by written consent of the Majority Stockholder, both as the holder of approximately 51% of our total voting power and as the holder of all outstanding shares of Series A Preferred Stock.

ACTION TWO — AUTHORIZATION AND DESIGNATION OF SERIES C PREFERRED STOCK

Authority of the Board

Our Articles of Incorporation authorize the Board, without further stockholder action, to provide for the issuance of Preferred Stock in one or more series and to fix the designations, preferences, limitations and relative rights of each series, as permitted by NRS 78.195 and 78.1955. Of our 1,000,000 authorized shares of Preferred Stock, 997,900 shares are undesignated and available for designation. Accordingly, stockholder approval of the Series C Preferred Stock may not be required under Nevada law. The Series C Preferred Stock will be junior to the Series A Preferred Stock and the Series B Preferred Stock as to dividends, liquidation and in all other respects. The Board nonetheless sought, and the Majority Stockholder provided, approval of the Series C Authorization (i) so that stockholders are informed of the principal terms of the Series C Preferred Stock before it is designated, and (ii) to the extent approval is required under the NRS or the terms of any outstanding series.

Principal Terms of the Series C Preferred Stock

The Series C Preferred Stock will be designated by a Certificate of Designation to be approved by the Board and filed with the Nevada Secretary of State. The final Certificate of Designation has not yet been completed, and its terms may differ from those summarized below, which reflect the principal terms approved by the Board and the Majority Stockholder:

Term	Summary
Aggregate stated value	Up to $15,000,000 (15,000 shares at a stated value of $1,000 per share).
Dividends

7% per annum on stated value, non-cumulative, payable when, as and if declared, in cash or into Common Stock to be determined at the Company’s option. No cash dividend may be declared or paid while any accrued Series A dividends remain unpaid.

Term	Ten (10) years from date of issuance.
Holder put right	None. Holders may not require the Company to repurchase or redeem their shares.
Company call / forced conversion

The Company may, upon twenty (20) days’ notice, (a) call (redeem) the Series C Preferred Stock at a redemption price to be determined (no redemption for cash or property while any accrued Series A dividends remain unpaid), or (b) require conversion into Common Stock at a 25% discount to the Market Price.

Holder conversion right	A holder may convert all or part of its Series C Preferred Stock into Common Stock upon twenty (20) days’ notice at a 25% discount to the Market Price.
Market Price	Ten (10) trading-day trailing average closing price.
Protective provisions	Holders of Series C Preferred Stock will not have the right to remove or replace existing directors.
Voting rights	None, except as required by the NRS.
Liquidation preference and ranking	Junior to the Series A Preferred Stock and the Series B Preferred Stock as to dividends, liquidation and in all other respects.
Anti-dilution; registration and information rights	Proportional adjustment of the Market Price for stock splits and combinations. No registration or information rights.

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Potential Effects on Existing Stockholders

•	Dilution. Because the Series C Preferred Stock will be convertible into Common Stock at a 25% discount to a trailing market price, the number of shares issuable upon conversion is not fixed and will increase as the market price of our Common Stock declines. Conversion of the Series C Preferred Stock could result in substantial dilution to holders of Common Stock, and sales of the underlying shares could depress the market price of our Common Stock. Currently, the Company has insufficient authorized but unissued and unreserved shares of Common Stock, after reserving for Series A conversion, to issue all shares issuable upon conversion of the Series C Preferred Stock. Holder conversion and Company forced conversion will be suspended unless and until sufficient shares are available. There is no assurance that the authorized shares will be increased; any increase would require further stockholder action and another information statement.

•

Dividend and liquidation priority. Dividends on, and any liquidation preference of, the Series C Preferred Stock will rank senior to the Common Stock but junior to the Series A Preferred Stock, which has a $500,000 liquidation preference plus accrued and unpaid dividends, and to the Series B Preferred Stock, and will reduce amounts otherwise available to holders of Common Stock.

•	Interaction with Series A voting structure. Because the Series A Preferred Stock converts into 51% of the fully diluted Common Stock, the issuance of Common Stock upon conversion of the Series C Preferred Stock is not expected to reduce the percentage voting power of the Series A Preferred Stock.

No Offer; Private Placement

This Information Statement is not an offer to sell, or the solicitation of an offer to buy, the Series C Preferred Stock or any other security, and there will be no sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Series C Preferred Stock has not been, and is not expected to be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration. Any offering of the Series C Preferred Stock is expected to be made only to accredited investors in a private placement exempt from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D. The information in this section is provided solely to inform stockholders of the corporate action approved by the Majority Stockholder, as required by Item 11 of Schedule 14A (incorporated by Item 1 of Schedule 14C), and is not intended to, and does not, condition the market for or constitute a general solicitation in connection with any offering.

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Use of Proceeds; No Current Commitments

If the Series C Preferred Stock is issued, the Company expects to use the net proceeds for working capital and general corporate purposes, including the identification, evaluation and potential licensing of technologies. The Company has no commitments from any investor to purchase Series C Preferred Stock, and there can be no assurance that any Series C Preferred Stock will be sold.

Effective Date

The Certificate of Designation for the Series C Preferred Stock will be filed with the Nevada Secretary of State on or about November 20, 2026, and will become effective upon filing, no earlier than twenty (20) calendar days after this Information Statement is first mailed. The Company will not file it before November 20, 2026. The Company will file a Current Report on Form 8-K under Items 3.03 and 5.03, as applicable, and, upon any sale of Series C Preferred Stock, under Item 3.02, and will file a Notice of Exempt Offering of Securities on Form D within 15 days after the first sale.

Vote Required

As described above, stockholder approval of the Series C Authorization may not be required under the NRS. On October 20, 2026, the Series C Authorization was approved by the Board and by written consent of the Majority Stockholder, both as the holder of approximately 51% of our total voting power and as the holder of all outstanding shares of Series A Preferred Stock.

Required Filings and Anticipated Timeline

Each of the Actions will become effective upon the filing of the applicable certificate with the Nevada Secretary of State. Neither the Series A Amendment nor the Series C Authorization changes the name, trading symbol, CUSIP number or number of outstanding shares of our Common Stock, and accordingly we do not expect that either Action will require an Issuer Company-Related Action Notification to FINRA under FINRA Rule 6490 or a notice under Rule 10b-17 under the Exchange Act. The anticipated sequence of filings is as follows:

•	Preliminary Information Statement. File the preliminary Information Statement (PRE 14C) with the SEC on October 20, 2026.

•

SEC review period. SEC staff 10-calendar-day review period under Rule 14c-5(a), from October 20 to October 30, 2026 (longer if the SEC staff reviews the preliminary Information Statement and issues comments), and response to any comments.

•	Definitive Information Statement. File the definitive Information Statement (DEF 14C) with the SEC and commence mailing to stockholders on or about October 30, 2026.

•	20-Day Period. Expiration of the 20-calendar-day period under Rule 14c-2(b) on November 19, 2026 (20 calendar days after mailing on October 30, 2026).

•

Nevada filings. File the Certificate of Amendment to Certificate of Designation of the Series A Preferred Stock (Appendix A) and the Certificate of Designation of the Series C Preferred Stock with the Nevada Secretary of State under NRS 78.1955 on or about November 20, 2026, and in any event not before November 20, 2026.

•	Current Report on Form 8-K. File a Current Report on Form 8-K under Items 3.03 and 5.03, as applicable, within four business days after the Nevada filings become effective.

•

Upon any sale of Series C Preferred Stock. File a Current Report on Form 8-K under Item 3.02, to the extent required, within four business days after entering into an agreement for the sale of Series C Preferred Stock; file a Notice of Exempt Offering of Securities on Form D within 15 days after the first sale; and make any notice filings required under applicable state securities laws.

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INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Mr. Kent Rodriguez has the following interests:

•	Sole officer and director; Majority Stockholder. Mr. Rodriguez is our President, Chief Executive Officer, Secretary, Treasurer, principal financial and accounting officer, and sole director, and he approved each Action both as the sole member of the Board and as the Majority Stockholder. The Company has no independent directors and no audit, compensation or nominating committee.

•

Series A Preferred Stock. Mr. Rodriguez owns all 100 outstanding shares of Series A Preferred Stock, which (i) are convertible into 51% of the fully diluted Common Stock, (ii) give him approximately 51% of our total voting power, (iii) carry a senior liquidation preference reported at $500,000 plus accrued and unpaid dividends, (iv) accrue cumulative dividends at 8% per annum, of which $130,000 was accrued and unpaid as of June 30, 2026, and (v) rank senior to the Series C Preferred Stock as to dividends, liquidation and in all other respects.

•	Series A Amendment. As the sole holder of the Series A Preferred Stock, Mr. Rodriguez is the direct beneficiary of the Series A Amendment, which prevents the Company from calling or redeeming his Series A Preferred Stock without his consent and thereby helps preserve his voting control.

•

Amounts owed to Mr. Rodriguez. As of June 30, 2026, the Company owed Mr. Rodriguez (i) $774,140 in related-party payables for accrued compensation and unsecured, non-interest-bearing advances with no maturity date, and (ii) $130,000 in dividends payable to a related party on the Series A, for a total of $904,140. The Company accrued compensation of $48,000 per year ($4,000 per month) to Mr. Rodriguez under an employment agreement dated April 1, 2020, which was extended through March 31, 2026 and has been terminated. Mr. Rodriguez funded the Company’s operating cash needs through advances of $14,179 during the quarter ended June 30, 2026. If the Company raises capital, including through the Series C Preferred Stock, or develops the new business, those claims may become payable or more valuable, and they will rank ahead of the Common Stock. Mr. Rodriguez therefore has an interest that differs from the interests of other stockholders.

•	Series C Preferred Stock. The Series C Preferred Stock will provide that holders may not remove or replace existing directors.

PROPOSALS BY SECURITY HOLDERS

No security holder entitled to vote has submitted to the Company any proposal to be acted upon, and the Company has not received any stockholder proposal in connection with the Actions. The Company does not currently anticipate holding an annual meeting of stockholders in the near term.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

As permitted by Rule 14c-3(c) under the Exchange Act, only one copy of this Information Statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of those stockholders. This practice, known as “householding,” reduces printing and postage costs. We will promptly deliver, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy was delivered. Stockholders who wish to receive a separate copy now or in the future, or stockholders sharing an address who are receiving multiple copies and wish to receive a single copy, may contact us by mail at Groove Botanicals, Inc., 310 Fourth Avenue South, Suite 7000, Minneapolis, MN 55415, Attention: Corporate Secretary, or by telephone at (612) 315-5068. Stockholders holding shares in street name should contact their bank, broker or other nominee.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement contains forward-looking statements, including statements regarding the anticipated effective dates of the Actions, the anticipated terms of the Series C Preferred Stock, our business plans, and our future capital needs. Words such as “anticipate,” “believe,” “expect,” “intend,” “may,” “plan,” “should,” “will,” “would” and similar expressions identify forward-looking statements. These statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including those described in the “Risk Factors” section of our Registration Statement on Form 10-12G/A filed November 6, 2023 and in our periodic reports. We undertake no obligation to update any forward-looking statement, except as required by law.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act and, in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and Form 10-Q, respectively, with the SEC. The SEC maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file electronically with the SEC, where our filings may be located by searching EDGAR for “Groove Botanicals” or our Central Index Key (CIK) number, 0000918573.

The following documents previously filed by the Company with the SEC (File No. 000-23476) are incorporated herein by reference and accompany this Information Statement:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2026, filed with the SEC on June 29, 2026, including the audited consolidated financial statements and notes thereto, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Item 9 (Changes in and Disagreements with Accountants on Accounting and Financial Disclosure);

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 11, 2026, including the unaudited condensed consolidated financial statements and notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Any statement contained in a document incorporated by reference will be deemed modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any subsequently filed document that is incorporated by reference) modifies or is contrary to such statement, and any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

As reported in the Form 10-Q, as of June 30, 2026 the Company had total assets of $2,525, total liabilities of $1,546,562 and a working capital deficit of $1,544,037; reported a net loss of $21,171 for the quarter then ended; and had an accumulated deficit of $35,630,757. The Company has not generated revenue and its periodic reports disclose substantial doubt about its ability to continue as a going concern.

A copy of any document incorporated by reference in this Information Statement (other than exhibits, unless specifically incorporated by reference) is available, without charge, to each person to whom this Information Statement is delivered, upon written or oral request, by first-class mail or equally prompt means within one business day of receipt of the request. Requests should be directed to Groove Botanicals, Inc., 310 Fourth Avenue South, Suite 7000, Minneapolis, MN 55415, Attention: Kent Rodriguez, President, telephone (612) 315-5068.

This Information Statement is provided to the holders of our Common Stock (and, for information, our Series B Preferred Stock) only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 under the Exchange Act. You should read this Information Statement carefully.

By Order of the Board of Directors,

/s/ Kent Rodriguez

Kent Rodriguez

President, Chief Executive Officer,

Secretary, Treasurer and Sole Director

October 20, 2026

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APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT TO CERTIFICATE OF DESIGNATION OF

SERIES A CONVERTIBLE PREFERRED STOCK

(Pursuant to NRS 78.1955 — After Issuance of Class or Series)

1.	Name of corporation: Groove Botanicals, Inc. (Nevada Entity No. C7726-1999).

2.

Stockholder approval: The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, and by the holder of 100% of the outstanding shares of Series A Convertible Preferred Stock, by written consent pursuant to NRS 78.320.

3.

Information being changed: The Certificate of Designation of Series and Determination of Rights and Preferences of Series A Convertible Preferred Stock, as amended on January 12, 2018 (the “Series A Certificate”), is further amended by adding the following new Article VII:

“No Call or Redemption Without Holder Consent. Notwithstanding any other provision of this Certificate of Designation, the Articles of Incorporation of the Corporation or any other agreement or instrument, the Corporation shall not, directly or indirectly, call, redeem, repurchase or otherwise acquire, or require or compel the conversion of, any share of Series A Convertible Preferred Stock, in whole or in part, without the prior written consent of the holder of such share, which consent may be given or withheld in such holder’s sole discretion. Any provision of this Certificate of Designation or any other instrument purporting to grant the Corporation a right to call, redeem, repurchase, acquire or compel the conversion of any share of Series A Convertible Preferred Stock shall be exercisable only with such consent. This Article may not be amended, modified or waived without the prior written consent of the holders of all outstanding shares of Series A Convertible Preferred Stock.”

4.	Effective date and time: Upon filing, which shall not be earlier than twenty (20) calendar days after the mailing of the definitive Information Statement.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on _______________, 2026.

GROOVE BOTANICALS, INC.

By: __________________________________

Name: Kent Rodriguez

Title: President and Chief Executive Officer

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APPENDIX B

PRINCIPAL TERMS OF SERIES C PREFERRED STOCK

The following summary is qualified in its entirety by the Certificate of Designation of the Series C Preferred Stock to be filed with the Nevada Secretary of State. The form of Certificate of Designation is being prepared and will be substituted for this summary, or filed as an exhibit to a Current Report on Form 8-K, when finalized. This summary does not constitute an offer to sell or the solicitation of an offer to buy any security.

Series C Preferred Stock.

i.	Issuer. Groove Botanicals, Inc., a Nevada corporation.

ii.	Security. Series C Preferred Stock, par value $0.10 per share.

iii.	Aggregate Stated Value. Up to $15,000,000 (15,000 shares at a stated value of $1,000 per share).

iv.

Dividends. 7% per annum on stated value, non-cumulative, payable when, as and if declared, in cash or into Common Stock to be determined at the Company’s option. No cash dividend may be declared or paid while any accrued Series A dividends remain unpaid.

v.	Term. Ten (10) years from date of issuance.

vi.	Holder Put Right. None. Holders may not require the Company to repurchase or redeem their shares.

vii.

Company Call Right. The Company may, upon twenty (20) days’ notice, call (redeem) the Series C Preferred Stock at a redemption price to be determined; no redemption for cash or property may be made while any accrued Series A dividends remain unpaid.

viii.	Company Forced Conversion. The Company may, upon twenty (20) days’ notice, require conversion into Common Stock at a 25% discount to the Market Price.

ix.	Holder Conversion Right. A holder may convert all or part of its Series C Preferred Stock into Common Stock upon twenty (20) days’ notice at a 25% discount to the Market Price.

x.	Market Price. Ten (10) trading-day trailing average closing price.

xi.	Board Control Protections. Series C holders will not have the right to remove or replace existing directors.

xii.	Ranking; Liquidation Preference. Junior to the Series A Preferred Stock and the Series B Preferred Stock as to dividends, liquidation and in all other respects.

xiii.	Voting Rights. None, except as required by the NRS; Series C holders will not have the right to remove or replace existing directors.

xiv.	Anti-Dilution. Proportional adjustment of the Market Price for stock splits and combinations; otherwise none.

xv.	Registration and Information Rights. None.

xvi.	Offering Exemption. Private placement to accredited investors under Section 4(a)(2) and/or Rule 506(b) of Regulation D.

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